UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Immunomedics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the Immunomedics, Inc. 2009 Annual

Meeting of Stockholders To Be Held on December 2, 2009

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Date		Wednesday, December 2, 2009.

Time		10:00 a.m., local time.

Place		300 American Road, Morris Plains, New Jersey 07950.

Proposals	1.	Elect seven directors to serve for a term of one year until the 2010 Annual Meeting of Stockholders;

	2.	Ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010; and

	3.	Consider any other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

Our Board of Directors recommends a vote FOR the election of seven directors to serve for a term of one year until the 2010 Annual Meeting of Stockholders and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a printed copy. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. A complete set of proxy materials includes notice of meeting, proxy statement, proxy card and annual report. Our proxy statement, annual report and other proxy materials are available at:

www.immunomedics.com/2investors/2009proxymaterials.html

How to View Proxy Materials and Vote on the Internet:

If you have access to the Internet, you can complete the process in a few steps:

• Go to www.immunomedics.com/2investors/2009proxymaterials.html

• Click on the proxy materials you wish to view or download

•      You will be able to vote your proxy while viewing the proxy materials on the Internet. Please have the control numbers on this notice available when you access the website. Follow the instructions on the screen for registered owners to log in to the secure website to vote.

• At the Account Sign On screen, type in your account number and personalized pin number

• Select VOTE PROXY from the account menu

• Enter your sequence number to Vote. You can also request hardcopies of stockholder material or enroll to receive electronic delivery for future materials.

How to Obtain a Paper Copy of the Proxy Materials:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before November 18, 2009 to facilitate timely delivery. Please have the control number on this notice available when you request a copy.

You can order a copy of the proxy materials in one of three ways:

•      Telephone - Call free of charge at 888-776-9962 in the United States, Canada or Puerto Rico using a touch-tone phone and follow the instructions. From outside the United States, Canada or Puerto Rico, call (718) 921-8562.

• Internet - Go to www.amstock.com/proxyservices/requestmaterials.asp.

• Email - Send an email message to info@amstock.com with “Proxy Materials Order” in the subject field and include your registered holder name, address and control number.

How to Vote in Person:

If you are a stockholder of record as of the record date, you are invited to attend the annual meeting and you may vote in person. Proxy materials will be available and we will give you a ballot when you arrive.

Directions to attend the meeting can be found on our website, www.immunomedics.com.

CONTROL NUMBERS

Ms. Jane Stockholder 321 Proxy Ave. YourCity, WA 98200
Account # [ ] Pin # [ ] Sequence # [ ]	•	You may vote your proxy when you view the materials on the Internet. You will be asked to enter these account validation numbers.

[Remainder to be provided by intermediaries]